Edward J. DeMarco
Acting Director
Federal Housing Finance Agency

2010 FHLBanks Directors Conference
Washington, D.C.
April 28, 2010

The Benefits of FHLBank Membership

Thank you for inviting me to speak today as part of the annual conference of the Directors of the 12 Federal Home Loan Banks. As members of the Board and management of a Federal Home Loan Bank (FHLBank or Bank), you each have a vitally important role in setting the direction of your Bank and the FHLBank System.

Today I would like to focus on an issue fundamental to the functioning of the FHLBanks, but which may get lost in some of the current discussion surrounding the condition and performance of certain FHLBanks. That issue is the benefits of FHLBank membership and what ultimately makes being a member valuable. Thinking in greater depth about this issue should provide some insights into the problems currently being faced by some FHLBanks and suggest ways, as members of a Bank’s Board and management, you all can think about ensuring that the benefits of FHLBank membership continue to flow to members.

The Role of the System

The FHLBanks provide members with reliable access to funding across the maturity spectrum. Historically, and to a large part today, that function supports housing finance. Congress established the link to housing finance from the System’s inception – it is, after all, the Federal Home Loan Bank System. The connection to housing finance was established through System membership requirements and through eligible collateral.

The 1999 Gramm-Leach-Bliley Act (GLBA) broadened access to the FHLBank System for community financial institutions, which today are defined as insured depository institutions with assets less than about $1 billion. GLBA eliminated the requirement that community financial institutions hold at least 10 percent of their assets in residential mortgage loans to become FHLBank members and expanded the range of their eligible collateral. While those provisions expanded access to the System for community financial institutions, the core FHLBank function of improving liquidity and access to funds for its members remained in place.

The public value of that function was never more evident than in the role the FHLBanks played in adding stability to the financial system by providing liquidity to member institutions during the recent financial crisis. Outstanding FHLBank System advance volume increased from $641 billion as of year-end 2006, to $1 trillion in October of 2008.

As deposit growth at members increased and emergency government liquidity programs were established, the volume of advances declined steadily to $572 billion by March 31, 2010. The recent decline in FHLBank advances does not fundamentally alter the importance of the System’s role, however. As deposits grow, it is natural that advances decline. The special government liquidity programs also were important, but these were extraordinary programs established as a result of the exceptional severity of the financial crisis. Some of these programs took time to put in place, while the FHLBank System was already well-established.

Benefits of FHLBank Membership

The primary benefit of FHLBank System membership is access to a stable and reliable source of funds across the maturity spectrum. To gain access to this funding source, FHLBank members must purchase stock. Prior to GLBA, the stock purchase requirements were set by statute. One requirement was asset-based, tied to the member’s total outstanding mortgages in most cases, while the other requirement was activity-based, tied to the member’s outstanding advances. The larger of the two requirements constituted the member’s stock purchase requirement. In effect, the asset-based requirement served as the membership requirement and afforded the member some amount of borrowing capacity, while the activity-based requirement reflected the user fee for additional borrowing.

GLBA provided more flexibility in setting member stock purchase requirements, and instituted a number of other requirements to make FHLBank capital more “permanent.” Most FHLBanks developed stock purchase requirements that were similar in concept to the pre-GLBA regime, comprising a membership requirement and an activity requirement. Overall, both the pre- and post-GLBA capital structures have a very desirable feature in that the FHLBanks’ capital base can automatically grow with the balance sheet as advance usage increases. Similarly, given that the FHLBanks typically repurchase excess stock, as advance usage declines, capital in an FHLBank may be returned to members.

Conceptually, a membership stock purchase requirement is a cost of joining the cooperative and obtaining access to member services, principally funding. The stock purchases must be adequate to capitalize the assets needed to operate an FHLBank. To a degree, this arrangement is similar to obtaining a line of credit with a lender, which typically involves the payment of a commitment fee. For FHLBank membership, that commitment fee is essentially the earnings foregone by acquiring membership capital stock instead of putting those funds to some alternative use. Likewise, as advance usage increases, the additional FHLBank stock serves as a compensating balance that reflects the additional cost of making use of a line of credit.

Overall, whether it is a line of credit or access to FHLBank advances, the advantage of access to liquidity from their FHLBank allows members to hold fewer liquid assets than would otherwise be the case. In turn, this benefit is part of the return on a member’s FHLBank stock investment.

While access to funds is the primary benefit of FHLBank membership, there are other membership benefits. These include:

•	the availability of other financial management products (e.g., letters of credit);

•	correspondent banking services (e.g., deposit programs and securities safekeeping);

•	access to the Affordable Housing Program (AHP) and community investment programs; and

•	access to mortgage purchase programs.

In addition to these benefits, members also earn a dividend on their FHLBank stock. In contrast to obtaining a commercial line of credit, it seems surprising, if not even a bit inconsistent, that there should be some return on funds associated with gaining liquidity access from FHLBank membership. The payment of a dividend reduces the cost of FHLBank advances by offsetting the forgone earnings associated with FHLBank stock purchases. However, even with no dividend, access to a liquidity facility like the advances window would be hard to replicate in a purely commercial setting.

In a cooperative structure like the FHLBanks, there is inevitably a trade-off between advance rates and dividends. If for the moment we ignore FHLBank investments and focus just on the income generating capacity of a Bank’s advance business, the only way to generate dividends for members would be to charge members advance rates in excess of the cost of funds and related expenses. So in this simple FHLBank structure, benefits flow to members of the cooperative through two channels, advance rates and dividends.

The more the FHLBank charges for advances relative to its costs of funds, the greater the Bank’s dividends. And, the less it charges for advances relative to its cost of funds, the lower its dividends. The implication of this trade-off for an FHLBank’s members may be stated thus: lower advance rates and lower dividends provide comparably more member benefits to active borrowers relative to non-active borrowers. In contrast, higher advance rates and higher dividends would provide comparably more benefits to less active borrowers relative to active borrowers.

As Board members and managers of FHLBanks, you understand these trade-offs well and you make them regularly in your policy decisions regarding FHLBank stock purchase requirements and advance pricing.

Still, as we all know, the operations of the FHLBanks today are not as simple as they were when advances comprised 80 to 90 percent of FHLBank assets. Today, the FHLBanks do maintain significant investment portfolios. The purpose of those investment portfolios and their effects on an FHLBank’s condition and performance are fundamental questions that we all must consider.

The Need for Investments and Dividends

As we think about the purpose of the FHLBanks’ investment portfolios, it is useful spend a few minutes on history.

Prior to enactment of the Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) in 1989, the FHLBanks traditionally maintained investment portfolios as a source of liquidity to meet advance demand and to manage member deposit fluctuations. Throughout the 1980s, investments never exceeded 20 percent of System assets.

FIRREA fundamentally changed the membership and responsibilities of the FHLBank System, which in turn affected the activities of the FHLBanks throughout the 1990s.

First, System membership was opened to all insured depository institutions holding at least 10 percent of their assets in mortgages. In 1990, commercial banks accounted for less than two percent of FHLBank System members, and, by 1995, that percentage had increased to 63 percent. In terms of dollar amount of advances, commercial banks accounted for less than one percent of FHLBank advances in 1990, but increased their share to 25 percent by 1995.

Establishing a new membership base, which was less focused on borrowing from the System, due in part to less favorable terms of lending for members with fewer mortgage assets, led to a greater emphasis by the FHLBanks on paying dividends to their members. In addition, because these were voluntary members, the general argument was that returns on members’ capital had to be sufficient to ensure that these new members would remain in the System.

Second, FIRREA required the FHLBanks to pay $300 million of the annual interest charges on the Resolution Funding Corporation (REFCorp) bonds that were issued as part of the Federal government’s thrift clean-up. Because this obligation involved a fixed dollar payment each year, in the face of declining advance volume throughout the 1990s, the System argued that investments were needed to help to satisfy these obligations.

Third, FIRREA also required each FHLBank to devote 10 percent of income to a newly created AHP. The AHP has contributed more than $3.5 billion to help finance eligible affordable housing projects and homeownership assistance programs since 1990. In establishing AHP, Congress directed that it be based on a percentage of an FHLBanks’ income. The FHLBanks earn income from providing services to their members and, by law, the AHP has claim to a portion of that income. In that sense, as members benefit from their use of FHLBank services, FHLBank income and AHP contributions should rise. However, increasing income through investments as a means of meeting AHP contribution requirements is not how the program should work.

In response to these factors, investments that ranged from 9 to 20 percent of assets in the decade prior to the passage of FIRREA, rose to 27 percent of total assets in 1990, and subsequently to almost 50 percent by 1995, before declining throughout the latter part of the 1990s. To a substantial degree, the investment portfolios were designed to generate earnings to pay the REFCorp and AHP assessments. The ability to realize sufficient investment returns to shift the burden of the FIRREA requirements derived from the System’s access to the agency debt markets.

Of course, GLBA changed much of the 1990s rationale for larger investment portfolios. The law provided the FHLBanks with flexibility to develop capital structures that had lower minimum stock purchase requirements and closer ties to advance volumes than the pre-GLBA requirements. The new GLBA capital structure, while maintaining voluntary membership, also lengthened the redemption period to five years. The pre-GLBA differences between asset-based and activity-based stock purchase requirements by type of member were eliminated, and access was increased for community financial institutions. Changing the pre-GLBA REFCorp obligation from a fixed dollar amount to a percentage of income removed the need for the FHLBanks to generate a particular amount of annual income to meet the REFCorp obligation and was intended to eliminate the need for an investment portfolio whose sole purpose was to generate earnings for REFCorp payments. Finally, as noted earlier, AHP should never have been considered a justification for building an investment portfolio.

It appears that FHLBank members got used to higher dividend rates, which were made possible by increased investment levels. Stated somewhat differently, the conditions throughout the 1990s brought a different focus to earnings and dividends than existed in the pre-FIRREA System. The fundamental trade-off between advance and dividend rates I described a few minutes ago was broken. An expanded investment portfolio made it possible to keep advance rates relatively low, while at the same time paying relatively high dividend rates.

Since 2000, investments in the aggregate have never been less than 22 percent of assets. As of the end of 2009, investment portfolios of individual FHLBanks varied considerably. Investments exceed 40 percent of assets at the FHLBanks of Chicago and Seattle, while investments are between 30 and 40 percent of assets at the FHLBanks of Boston, Cincinnati, Indianapolis, Des Moines, and Topeka.

More recently, difficulties in certain FHLBanks’ mortgage purchase programs produced losses that have created yet another incentive for those FHLBanks to build their investment portfolios to generate returns to offset those losses.

As long as the credit performance of the FHLBanks’ investments held up, Banks with relatively high investment percentages could continue to offer attractive dividend yields and relatively low advance rates. But as we all know, when the credit characteristics of those investments changed, leading to losses on the FHLBanks’ holdings of private label mortgage-backed securities, the “normal” operations of some of the Banks were disrupted.

Looking back on this history, two basic lessons stand out for me. First, FHLBanks’ various financial problems of the past 20 years have not come from the traditional advances business. Instead, it has been investments, mortgage purchase programs, and, before enactment of GLBA, certain FIRREA requirements that caused so much trouble.

Second, a large investment portfolio intended to generate added earnings is inconsistent with the purposes of the FHLBank System and is a misuse of the System’s preferential access to capital markets. As was the case pre-FIRREA, investments should be limited to those necessary to ensure sufficient liquidity and to otherwise support an FHLBank’s core advances business.

Returning the FHLBanks to “Normal” Operations

A key focus of the Federal Housing Finance Agency (FHFA) is to ensure that the FHLBanks operate in a normal fashion. I define “normal” as when members access advances that support the member’s housing finance or community investment activities at competitive rates, and when members may expect repurchase of their activity-based capital stock at par, consistent with the FHLBank’s board-approved policies, after the associated advances have been repaid. A key factor in maintaining normal operations is preserving the self liquidating structure of the FHLBanks’ balance sheet. This means that over a reasonable period of time an FHLBank should be able to meet stock repurchase and redemption requests at par.

Let me be clear about this, the ability of FHFA and an FHLBank to limit stock repurchase and redemption requests is an important safety and soundness tool. It has been and can be used to ensure that the FHLBanks maintain capital adequacy. Normally the “wait” for redemption should not exceed five years, and FHFA does not desire to limit stock repurchases or redemptions as more than a short-term solution to temporary problems. FHFA does not view limitations on an FHLBank’s stock repurchase or redemption as a desirable part of a multiyear process to nurse an ailing FHLBank back to health.

In my view, one of the key lessons learned from the recent crisis is that FHLBanks that focus on advances and related services to members should have limited need for additional investments. In particular, if a member considers dividends to be the principal benefit of FHLBank membership, the member should ask itself why it has joined the System in the first place. As FHLBank Board members and managers, consider this:

•	What are you doing to demonstrate the benefits of the FHLBank System to your existing and potential members?

•	How are you helping your members understand how advances may be used to diversify their funding, improve their liquidity and asset-liability management and enhance their ability to finance housing-related and community development assets?

•	How are you showing that the benefit of FHLBank membership is not measured in dividends but in the sum of the benefits associated with FHLBank membership?

Broader Issues of FHLBank Activities and Public Purpose

Beyond the issue of what constitutes the normal operations of an FHLBank, FHFA will be considering several issues associated with the current regulatory framework and the System’s public purpose.

One of those issues is membership requirements. While GLBA eliminated the 10 percent residential mortgage loan requirement for community financial institutions, that requirement still applies to other financial institutions. And even community financial institutions continue to be subject to the statutory requirements that they make long-term home mortgage loans and that they have a home-financing policy. The overall goal of these requirements is to provide a nexus to the FHLBank System’s historic purpose of supporting housing finance. Today, the residential mortgage loan requirement is a one-time requirement, and, until FHFA reversed an earlier regulatory interpretation in March, that requirement could have been met through a single repurchase agreement. In short, borrowed assets could have been used to meet the requirement to support housing finance.

Later this year, FHFA will publish an advanced notice of proposed rulemaking (ANPR) regarding membership rules. The intent of this ANPR will be to initiate public comment on the appropriate approach to refreshing current membership rules in a way that strengthens the ties between membership and the System’s public purposes.

Let me also quickly list two other areas for all of you to consider in your capacities as FHLBank System leaders. First, there has been a marked increase in System membership by, and advances lending to, insurance company members. While insurance companies have long been part of the System, they have been insignificant in terms of their numbers and their borrowing. As this changes, each FHLBank should be sure it has appropriate collateral and other risk management practices in place in the event an insurance company member fails. While there are long-established practices for FHLBanks to protect themselves when depository institution members fail, those practices do not exist with respect to insurance company members. For that contingency, FHLBanks should have strong controls in place, including pre-established relationships with the appropriate state insurance commissioners that govern such an outcome.

Second, FHFA is looking for the FHLBanks to prepare for eventually moving derivatives activity to central clearing. This is a prudential matter, and one we anticipate the FHLBanks doing with or without legislation mandating it. The time to be evaluating options in this area is now.

Finally, as you all know the Administration has committed to broadly looking at overall reforms to our Nation’s housing finance system. While much of the public focus is on Fannie Mae and Freddie Mac, the Administration has articulated a view that this review should be much broader. Given the FHLBank System’s historic role in facilitating housing finance, I would expect the role and public purpose of the FHLBank System to be part of this larger debate.

Conclusion

In closing, as I noted at the outset, you each have important roles in setting the future direction of your respective FHLBank and the System as a whole. At FHFA, I have a clear responsibility also, which includes that the FHLBanks operate in a financially safe and sound manner, serve the needs of their members, and meet their public purposes. One clear aspect of my responsibilities, and yours, is to ensure that an FHLBank is able to function normally by standing ready to make collateralized advances to members and to repurchase or redeem member stock when appropriate.

Decisions on the direction of individual FHLBanks and of the System, especially decisions related to Bank investments, have greatly affected the operations of some FHLBanks. The result has been restrictions on dividend payments, stock repurchases, and stock redemptions. Some of those restrictions have been voluntary. Others have stemmed directly from supervisory action. But in either case, they disrupt the normal operations of the FHLBanks and affect the value proposition of membership.

As we continue to work through today’s problems, my goal and yours – as part of an FHLBank Board of Directors or management – should be the same: maintaining the value proposition of FHLBank membership. FHLBanks should focus on their advances business in supporting housing finance and community development. Asset portfolios and capital positions should support a market value commensurate with the par value of outstanding capital stock to ensure the FHLBank can timely repurchase and redeem member stock at par. I commit that FHFA will do its best to that end, and I call on each of you to do the same. Thank you.